           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

[X]   Filed by the Registrant
[ ]   Filed by a Party other than the Registrant

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [ ] 240.14a-11(c) or [ ] 240.14a-12


                              WESTERN WATER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriation box):
[X]   No fee required.
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

     2)       Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

              ------------------------------------------------------------------

     4)       Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

     5)       Total fee paid:

              ------------------------------------------------------------------

     Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:
                                     -------------------------------------------

     2)       Form, Schedule or Registration Statement No.:
                                                           ---------------------

     3)       Filing Party:
                           -----------------------------------------------------

     4)       Date Filed:
                         -------------------------------------------------------

                              WESTERN WATER COMPANY
                              102 WASHINGTON STREET
                        POINT RICHMOND, CALIFORNIA 94801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 12, 2000

         Notice is hereby given that the Annual Meeting of Stockholders of Western Water Company, a Delaware corporation (the "Company"), will be held at the Hotel Mac, 50 Washington Street, Point Richmond, California on Tuesday, September 12, 2000, at 10:00 a.m., for the following purposes:

         (1) To elect one member of the Company's Board of Directors for the three-year term expiring at the annual meeting of stockholders to be held in 2003 or until the director's successor has been duly elected and qualified;

         (2) To ratify the grant to certain officers, directors, employees and consultants of the Company of options to purchase a total of 1,041,000 shares of the Company's common stock;

         (3) To ratify the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ending March 31, 2001; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your attention is directed to the accompanying proxy statement. Only stockholders of record at the close of business on August 10, 2000 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

         Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting, to ensure that your shares will be represented. A majority of the outstanding shares of voting stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached proxy.


                                        By Order of the Board of Directors


                                        James E. Sherman
                                        Secretary

Point Richmond, California
August 15, 2000



               PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
                MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
                 IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                              WESTERN WATER COMPANY
                              102 WASHINGTON STREET
                        POINT RICHMOND, CALIFORNIA 94801

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 12, 2000


                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Water Company (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 12, 2000, and at any adjournment or postponement thereof. This proxy statement is first being mailed to stockholders on or about August 15, 2000. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominee for the Board of Directors, (ii) the ratification of the grant to certain of the Company's officers, directors, employees and consultants of options to purchase a total of 1,041,000 shares of the Company's common stock, and (iii) and the ratification of the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ending March 31, 2001. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company.

         The cost of solicitation of proxies, including the cost of preparation and mailing of the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy, will be borne by the Company. It is anticipated that brokerage houses, fiduciaries, nominees, and others will be reimbursed for their out-of-pocket expenses in forwarding proxy material to beneficial owners of stock held in their names. Directors, officers, or employees of the Company may solicit proxies by telephone or in person without additional compensation.

REVOCABILITY OF PROXY

         Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned that is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominee as described herein.

VOTING SECURITIES

         Holders of record of the Company's Common Stock, $.001 par value (the "Common Stock"), the Company's Series C Convertible Redeemable Preferred Stock ("Series C Preferred Stock"), and the Company's Series D Convertible Redeemable Preferred Stock ("Series D Preferred Stock") at the close of business on August 10, 2000 are entitled to notice of and to vote, as one class, at the meeting or any adjournment thereof. The outstanding voting securities of the Company on August 10, 2000 consisted of 7,894,012 shares of Common Stock, 10,165 shares of Series C Preferred Stock and 10,000 shares of Series D Preferred Stock. Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. Holders of Series C Preferred Stock and Series D Preferred Stock are entitled to cast the number of votes per share of Series C Preferred Stock and Series D Preferred Stock on each matter presented for consideration and action by the stockholders as if the Series C Preferred Stock and Series D Preferred Stock had been converted into Common Stock as of August 10, 2000. All of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock as of August 10, 2000 are convertible into an aggregate of 611,593 and 1,112,347 shares of Common Stock, respectively. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

         Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Both the ratification of the grant of the options to purchase 1,041,000 shares of Common Stock, and the approval of the appointment of the independent accountants will each require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, therefore, will have no effect on the outcome of the vote.

         The Director to be elected at the Annual Meeting will be elected by a plurality of the votes cast. Only votes cast for the nominee will be counted, except that each properly executed unrevoked proxy will be voted for management's nominee for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for management's nominee will result in the nominee receiving fewer votes.


                              ELECTION OF DIRECTORS

         The authorized number of Directors of the Company is currently fixed at six and is divided into three classes, each having two members. The Directors in each class are elected for three-year terms, so that the term of office of one class of Directors expires at each annual meeting. For election as a Director at the Annual Meeting, the Board of Directors has approved the nomination of Michael Patrick George to serve a three-year term expiring in 2003.

         If Mr. George becomes unavailable for election, the accompanying proxy will be voted for the election of such persons, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled at a later date by the Directors.

         The following chart sets forth biographical information concerning (i) Mr. George, the nominee for election as Director, and (ii) the other Directors who will continue in office after the meeting.


                  NOMINEE FOR ELECTION TO TERM EXPIRING IN 2003

--------------------------------------------------------------------------------------------------------------------------
                                        CURRENT POSITIONS WITH          PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
NAME                          AGE               COMPANY                        AND CERTAIN OTHER DIRECTORSHIPS
--------------------------------------------------------------------------------------------------------------------------
Michael Patrick George        50    Director, President, Chief        Chairman of the Board of Directors of the Company
                                    Executive Officer, Chairman of    since September 1999; President and Chief Executive
                                    the Board of Directors and        Officer of the Company since April 1998; Acting
                                    acting Chief Financial Officer    Chief Financial Officer of the Company since April
                                                                      2000; Managing Director of J.P. Morgan, an
                                                                      investment banking firm, from 1992 to April 1998; an
                                                                      officer of The First Boston Corporation, an investment
                                                                      banking firm, from 1984 to 1992; an officer of Lehman
                                                                      Brothers Kuhn Loeb, an investment banking firm, from
                                                                      1978 to 1984; attorney at O'Connor & Hannan, a law
                                                                      firm, from 1975 to 1978.

         DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

--------------------------------------------------------------------------------------------------------------------------
NAME                          AGE       CURRENT POSITIONS WITH          PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
                                                COMPANY                        AND CERTAIN OTHER DIRECTORSHIPS
--------------------------------------------------------------------------------------------------------------------------

                               INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2002

David A. Abel                 53    Director since November 1998      Currently President and Chief Executive Officer of
                                                                      ABL, Incorporated, a consulting firm; Director of
                                                                      the Metro Forum Project, a foundation to engage
                                                                      citizen leaders in an exploration of the fiscal
                                                                      constraints on local government;  Chairman of the
                                                                      Los Angeles County Economy & Efficiency Commission;
                                                                      Formerly Chairman of CALSTART, one of seven national
                                                                      corsortia working to build and support an advanced
                                                                      transportation technology; Director of SuperShuttle
                                                                      International, Inc. a transportation company.

Ronald I. Simon               61    Director since September 1999     Financial consultant since April 2000.  Executive
                                                                      Vice President of the Company from April 1999 to
                                                                      April 2000; Chief Financial Officer and Secretary of
                                                                      the Company from May 1997 to April 2000; 1974 to
                                                                      April 2000, President of Ronald I. Simon, Inc. a
                                                                      financial consulting firm; 1993 to 1997, Chairman of
                                                                      the Board of Sonant Corporation, an interactive
                                                                      voice response equipment company; 1995 to 1999,
                                                                      Director of Citadel Holdings Corporation, a real
                                                                      estate investment company; 1995 to present, Director
                                                                      of SoftNet Systems, Inc., an internet service
                                                                      provider; 1995 to present, Director of Westcorp
                                                                      Investments, a wholly-owned subsidiary of Westcorp
                                                                      Inc., the holding company for Western Financial
                                                                      Bank;  May 1999 to present, Director of Collateral
                                                                      Therapeutics, Inc., a developer of non-surgical gene
                                                                      therapy products to treat cardiovascular disease;
                                                                      1986 to 1990, Managing Director and Chief Financial
                                                                      Officer of Henley Group, Inc.

                               INCUMBENT DIRECTOR WHOSE TERM OF OFFICE WILL EXPIRE IN 2001

Robert A. Baker               61    Director since July 2000          From 1974 to present, President & CEO of RAB
                                                                      Associates, a financial consulting firm; From
                                                                      January 1998 to present, Director of Mosaic Capital
                                                                      LLC, an investment banking firm; from 1970 to 1974,
                                                                      President & CEO of American Management Company.  His
                                                                      current and past directorships include Northern Life
                                                                      Insurance Company, Bankers National Life Insurance
                                                                      Company, Alpen, Inc. and American Investment Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 31, 2000, the Board of Directors held seven meetings. All directors attended at least 75% of the meetings during the year. Juan Ras, a director elected to the Board of Directors in October 1998, resigned as a director and as a member of several committees of the Board of Directors effective July 25, 2000.

         The Company's Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. During the last completed fiscal year, the Audit Committee held one meeting, attended by Mr. Abel. During the prior fiscal year, the Audit Committee consisted of Mr. Abel and Mr. Ras. Mr. Baker was appointed to serve on the Audit Committee following Mr. Ras' resignation from the Board of Directors in July 2000.

         During the fiscal year ended March 31, 2000, the Company's Compensation Committee held one meeting. The Compensation Committee establishes the compensation of executive officers and administers the Company's stock option plans. During the prior fiscal year, the Compensation Committee consisted of Messrs. Abel and Ras. Mr. Baker replaced Mr. Ras on the Compensation Committee in July 2000.

         The Company's Nomination Committee consisted of Messrs. Ras and George. It met informally three times during the year. Mr. Baker has replaced Mr. Ras on the Nomination Committee.

         Other than the Audit Committee, Compensation Committee and the Nomination Committee, the Company has no committees of its Board of Directors.


                               EXECUTIVE OFFICERS

         The following chart sets forth information as of August 10, 2000 concerning the executive officers of the Company.

------------------------------------------------------------------------------------------------
NAME                            AGE           OFFICE
------------------------------------------------------------------------------------------------
Michael P. George               50            Chairman of the Board, President, Chief Executive
                                              Officer and acting Chief Financial Officer
James E. Sherman                43            Vice President and Secretary
------------------------------------------------------------------------------------------------

         For biographical information regarding Mr. George, see the biography under the heading "Nominee For Election To Term Expiring in 2003" above.

         James E. Sherman joined the Company in February 2000, after having served the Company as a consultant since September 1999. Prior to joining the Company, from 1997 to 1999, Mr. Sherman was Chief Financial Officer of a private engineering firm which specialized in public infrastructure development. Mr. Sherman had previously served as a corporate finance officer for First Interstate Bank and for Continental Illinois National Bank and Trust Company of Chicago. He is a graduate of the University of California at Berkeley.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, Series C Preferred Stock and Series D Preferred Stock as of August 10, 2000 by (i) each person who is known by the Company to own more than 5% of the outstanding Common Stock, Series C Preferred Stock or Series D Preferred Stock; (ii) each of the Company's directors (including the director nominee); (iii) each of the executive officers named in the compensation tables included below in this Proxy Statement; and
(iv) all current officers and directors (including the director nominee) of the Company as a group.

---------------------------------------------------------------------------------------------------------------------------------
                                                                         Series C                  Series D
                                          Common Stock                Preferred Stock           Preferred Stock
                                  ---------------------------    ------------------------    ---------------------
                                                                                                                       Percent of
                                                                                                                         Votes
                                                                                                                        Of All
                                                                                                                        Classes
                                                                                                                          of
Name and Address of                Number            Percent       Number        Percent      Number      Percent       Capital
Beneficial Owner(1)               of Shares          of Class    of Shares       of Class    of Shares    of Class      Stock(2)
---------------------------------------------------------------------------------------------------------------------------------
Michael P. George                    18,180(3)             *             0             0%            0            0%          *

Ronald I. Simon                     200,000(4)           2.5%            0             0%            0            0%        2.0%

David A. Abel                        15,298                *             0             0%            0            0%          *

Robert A. Baker                           0                0             0             0             0            0           0

T. Rowe Price Associates, Inc.    1,040,524(5)(6)       12.8%        4,516(5)       44.4%            0            0%       10.6%
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price New Era Fund Inc.     135,912(6)           1.7%        2,258          22.2%            0            0%        1.4%
100 East Pratt Street
Baltimore, MD 21202

T. Rowe Price Small-Cap Value
Fund, Inc.                          800,412(5)(6)        9.9%        2,258          22.2%            0            0%        8.1%
100 East Pratt Street
Baltimore, MD 21202

Ashford Capital Partners, L.P.       76,472(6)             *         1,271(7)       12.5%            0            0%          *
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Wisconsin Alumni Research
Foundation                           67,928(6)             *         1,129          11.1%            0            0%          *
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Ashford Capital Management,         195,481(6)           2.4%        3,249(8)       32.0%            0            0%        2.0%
Inc. as investment advisor
for certain investment accounts
B-107, 3801 Kennett Pike
P.O. Box 4172
Wilmington, DE 19807

Sociedad General de Aguas de
Barcelona, S.A                    1,112,347(9)          13.7%            0             0%       10,000          100%       11.3%
Paseo de San Juan, 39
Barcelona, Spain 08009

All directors and executive
   officers as a group
   (6 persons)                      233,478              2.9%            0             0%            0            0%        2.4%
---------------------------------------------------------------------------------------------------------------------------------

*        Less than 1%.

(1) Except as otherwise indicated, the address of each stockholder is c/o the Company at 102 Washington Street, Point Richmond, California 94801.

(2) Based on 7,894,012 votes entitled to be cast by the holders of the outstanding Common Stock, 611,593 votes entitled to be cast by the holders of the 10,165 shares of outstanding Series C Preferred Stock and 1,112,347 votes entitled to be cast by the holder of the 10,000 shares of outstanding Series D Preferred Stock.

(3) In May 2000, Mr. George surrendered all of his options to purchase 685,000 shares of Common Stock. See, "Ratification of Stock Grants" below.

(4) Includes shares issuable under currently exercisable Common Stock purchase options.

(5) Based on information contained in a statement on Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 10, 2000. Represents 768,200 shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc., and 271,824 shares of Common Stock issuable upon the conversion of the 4,516 shares of Series C Preferred Stock beneficially owned by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. is the investment advisor of various registered investment companies and investment advisory clients, including (a) T. Rowe Price Small-Cap Value Fund, Inc. representing 664,500 shares of Common Stock beneficially owned by
         T. Rowe Price Small-Cap Value Fund, Inc. and 135,912 and shares of Common Stock issuable upon the conversion of 2,258 shares of Series C Preferred Stock beneficially owned by T. Rowe Price Small-Cap Value Fund Inc., and (b) T. Rowe Price New Era Fund Inc., representing 135,912 and shares of Common Stock issuable upon the conversion of 2,258 shares of Series C Preferred Stock beneficially owned by T. Rowe Price New Era Fund Inc. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares described under (a) and (b), above.

(6) Represents shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock owned by such beneficial owners.

(7) Reflects shares held of record and beneficially owned by Ashford Capital Partners, L.P., a Delaware limited partnership, of which the general partner is Ashford Capital Management, Inc. Ashford Capital Management, Inc., acting as general partner, has the sole power to vote and dispose of securities on behalf of Ashford Capital Partners, L.P. Excludes the 3,249 shares of Series C Preferred Stock (195,481 shares of Common Stock) held of record and beneficially by or on behalf of certain investment advisory client accounts managed by Ashford Capital Management, Inc., as investment advisor as indicated in footnote(8) below.

(8) Reflects shares held of record and beneficially owned by separate investment accounts on behalf of twenty (20) different investors for which Ashford Capital Management, Inc. acts as investment advisor and has the sole power to vote and dispose of such securities as attorney-in-fact with respect to such accounts. Excludes shares held by Ashford Capital Partners, L.P. for which Ashford Capital Management, Inc. acts as general partner, as indicated in footnote (7) above.

(9) Represents shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock owned by such beneficial owners.

(10) Included 209,998 shares of Common Stock issuable upon exercise of currently exercisable options.


                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 2000, 1999, and 1998 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 2000 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 2000 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

----------------------------------------------------------------------------------------------------------------
                                                                                  Long-Term
                                                                                 Compensation
                                                  Annual Compensation               Awards
                                           -----------------------------------   --------------
                                                                                  Number Stock
                                                                                     Option           All Other
Name and Principal Position                Year       Salary           Bonus     Shares Granted     Compensation
----------------------------------------------------------------------------------------------------------------
Peter L. Jensen                            2000      $257,394(1)                      20,000          $137,861(1)
  Former Chairman                          1999      $250,000         $150,000            --
                                           1998      $239,350         $100,000            --

Michael Patrick George                     2000      $250,000         $     --        35,000(*)
  Chairman, President, Chief               1999      $233,986(2)      $     --       650,000(*)
  Executive Officer and acting
  Chief Financial Officer

Ronald I. Simon                            2000      $214,488                         20,000          $101,284(4)
  Former Executive Vice President and      1999      $199,800         $     --        20,000          $121,967(4)
  Chief Financial Officer (5)              1998      $159,375(3)      $     --       200,000          $139,500(4)

Zach A. McReynolds                         2000      $213,707                         20,000
  Former Executive Vice President,         1999      $150,058(6)      $     --       200,000
  Chief Marketing Officer (7)
----------------------------------------------------------------------------------------------------------------

(1) Mr. Jensen left the Company's employ in September 1999, and was paid his base salary for the balance of his contract term. In addition, he was paid severance compensation of $137,861.

(2) Mr. George joined the Company in April 1998. Mr. George's 1999 salary listed in the table reflects the amount received during that partial year.

(3) Mr. Simon joined the Company in May 1997. The amount listed is the salary paid to Mr. Simon during that partial fiscal year.

(4) Reflects the annualized portion of the difference between the exercise price of 80,000 options granted to Mr. Simon and the market price at the time of the grant.

(5) Mr. Simon completed his service as an officer of the Company in April 2000.

(6) Mr. McReynolds joined the Company in June 1998. The salary listed in the table reflects the amount Mr. McReynolds received during the partial year.

(7)      Mr. McReynolds resigned as an officer of the Company in April 2000.

(*) In June 2000, Mr. George voluntarily surrendered all outstanding options.


         Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values. The following table sets forth information regarding stock options that were exercised by the Named Executives during the last fiscal year and the number and value of unexercised options owned at March 31, 2000 by the Named Executives.


------------------------------------------------------------------------------------------------------------------
                                                                 Number of                       Value of
                                                             Unexercised Options            Unexercised Options
                               Shares                         at March 31, 2000             At March 31, 2000(2)
                              Acquired       Value       ----------------------------  ---------------------------
Name                        On Exercise    Realized(1)   Exercisable    Unexercisable  Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Peter L. Jensen                   -0-       $    -0-         20,000            -0-       $    -0-       $    -0-
Michael Patrick George            -0-       $    -0-        216,668        468,332       $    -0-       $    -0-
Ronald I. Simon                   -0-       $    -0-        130,668        105,332       $    -0-       $    -0-
Zach A. McReynolds                -0-       $    -0-         66,667        153,333       $    -0-       $    -0-

----------

(1) The value realized represents the excess of the market value of the Common Stock on the date exercised over the exercise price of the options.

(2) The value of unexercised options represents the excess of the market value of the Common Stock on March 31, 2000 over the exercise price of the options.

         Director Compensation. Effective April 1, 2000, Directors who are not employees of the Company receive a fee of $10,000 per year for service on the Board of Directors and an additional fee of $10,000 per year for service as the chairman of any committee of the Board of Directors. In addition, all directors receive $1,000 for each Board meeting they attend, and all directors are reimbursed for out-of-pocket expenses incurred by them in connection with attending Board meetings. Each non-employee director is automatically granted an option on the first business day of each fiscal year to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price for the Common Stock as reported by The Nasdaq Stock Market on the date of grant of such option. Such options are exercisable as to one-third on the first, second and third anniversary of grant.

         Employment Agreements. None of Named Executives currently is a party to any written or oral employment agreement with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         No members of the Compensation Committee are, or since April 1, 1999 have been, officers of the Company, nor have such members had any material business relationship with the Company. However, Mr. Ras, one of the members of the Compensation Committee during the last fiscal year, is the Director General of Agbar. In October 1998, the Company entered into a Strategic Relationship Agreement with Agbar, pursuant to which one of Agbar's subsidiaries purchased 10,000 shares of the Series D Preferred Stock for $10,000,000 and appointed Mr. Ras to the Company's Board of Directors. In July 2000, Mr. Ras resigned from the Company's Board of Directors and from the Compensation Committee.

STOCK OPTION PLANS

         1993 Stock Option Plan. The 1993 Stock Option Plan (the "1993 Plan") authorizes the granting of both incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options to officers, non-employee directors, employees, consultants and others performing services for the Company to purchase in the aggregate 800,000 shares of the Company's Common Stock. The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee designates the optionees, number of options, exercise prices, dates of grant, exercise period and other terms and conditions.

         The purchase price to be paid upon exercise of each incentive stock option granted pursuant to the 1993 Plan shall be no less than the fair market value of the Common Stock on the date the option is granted, or 110% of such fair market value in the case of any optionee holding in excess of 10% of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. Fair market value is equal to the closing price of the Company's Common Stock. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees shall be determined by the Compensation Committee. The purchase price is payable in full by cash, check, surrender of Common Stock of the Company having a market value equal to the option price of the shares to be purchased, or so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises. The Compensation Committee in its sole discretion may extend credit to pay the purchase price of the shares of Common Stock acquired upon exercise of an option, such credit to be evidenced by optionee's interest-bearing promissory note and secured by the Common Stock issued on exercise of the option. The Compensation Committee has complete discretion to establish the amount and terms of any credit extended. The Compensation Committee also has complete discretion to determine the interest rate to be charged on such credit. No such credit is currently extended by the Company.

         Options granted under the 1993 Plan become exercisable and shall expire on such dates as determined by the Compensation Committee, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. The Compensation Committee may, at any time after grant of the option and from time to time increase the number of shares purchasable in any installment, subject to certain limitations.

         Options granted under the 1993 Plan expire on such date as the Compensation Committee has determined. Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate three months from the date a grantee ceases to be an employee of the Company or any subsidiary for any reason other than death or disability.

         If a grantee dies while in the employ of the Company, his or her option may be exercised at any time within 12 months following the grantee's death by his or her estate or by the person or persons to whom the grantee's rights under the option passed by will or operation of law, but only to the extent such option was exercisable by the grantee at the time of his or her death. Except for certain stated provisions covering termination, disability or death, no option may be exercised after the expiration of its original term.

         1997 Stock Option Plan. The 1997 Stock Option Plan currently provides for the grant of 1,400,000 options to officers, directors, other key employees and consultants of the Company. The 1997 Stock Option Plan is administered by the Board of Directors or a committee of the Board, and is currently administered by the Compensation Committee of the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Stock Option Plan. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. Options granted under the 1997 Stock Option Plan may be "incentive stock options" as defined in
Section 422 of the Code, or nonqualified options, and will be designated as such.

         The exercise price of incentive stock options may not be less than the fair market value of the Company's Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one calendar year pursuant to incentive stock options under the 1997 Stock Option Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Stock Option Plan at an exercise price less than the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

         In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate up to one year following termination of employment.

         Options may not be exercised more than ten years after the grant date (five years after the grant date if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Except with the express approval of the administrator with respect to nonqualified options, options granted under the 1997 Stock Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1997 Stock Option Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as stock splits, stock dividends, recapitalizations or reclassifications. The 1997 Stock Option Plan is effective for ten years, unless sooner terminated or suspended. The 1997 Stock Option Plan provides that options covering no more than 650,000 shares of Common Stock may be granted to any one employee in any twelve month period.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee under beneficial capital gains tax rates. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be capital gain or loss. Under recently enacted capital gains legislation, the maximum federal tax rate applicable to such stock held for more than 12 months but less than 18 months is 28% and the maximum federal tax rate applicable to such stock held for at least 18 months is 20%.

         All other options granted under the 1997 Stock Option Plan are nonqualified stock options and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon exercise of the nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for beneficial capital gains rates depending on the length of the holding period.

         Subject to the limits on deductibility of employee remuneration under
Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary income with respect to an option. Options granted to executive officers under the 1997 Stock Option Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1997 Stock Option Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1997 Stock Option Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1997 Stock Option Plan in accordance with the terms of the 1997 Stock Option Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

         The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

COMPENSATION OF EXECUTIVE OFFICERS

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following Compensation Committee report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, which is composed entirely of directors who have never been employees of the Company, is responsible for setting and administering the policies and programs that govern both annual and long-term compensation. During the fiscal year ended March 31, 2000, the Company's Compensation Committee was comprised of Messrs. David A. Abel and Juan Ras Sirera.

         The Compensation Committee establishes and periodically reviews and revises the compensation of the Chief Executive Officer and the management employees who report to the Chief Executive Officer. The Company's compensation program consists of two elements: (1) an annual cash salary component, i.e., base salary and cash bonuses when warranted, and (2) a long-term component, i.e., stock options. The amount of salary and bonus, if any, is established by the Compensation Committee for each position based on the executive's job description and a general assessment of the executive's performance, experience and potential. The long-term component of the compensation program consists of the annual grant of stock options, which the Compensation Committee believes provides the executive with the incentive to implement the Company's annual objectives and strategy and aligns his interest with that of the stockholders. Stock options gain value to the extent the price of the Company's Common Stock increases above the option exercise price, thereby creating a similar objective for both management and the stockholders.

         Compensation of Chief Executive Officer. In April 1998, the Company entered into a two-year employment agreement with Michael Patrick George, the Company's Chief Executive Officer, pursuant to which the Company agreed to pay Mr. George an annual salary of $250,000. In connection with entering into the employment agreement, Mr. George was granted an option to purchase 150,000 shares of Common Stock at a price of $10.875 per share, an option to purchase an additional 250,000 shares at a price of $15.40 per share, and an option to purchase an additional 250,000 shares at a price of $21.00 per share. During April 1999, Mr. George was granted an additional option to purchase 35,000 shares at a price of $4.00 per share. During the fiscal year ended March 31, 2000, the Company paid Mr. George only the cash compensation specified in his employment agreement. Mr. George was not paid any cash bonus.

         On June 5, 2000, Mr. George surrendered all of the 685,000 options to purchase shares of Common Stock that he received in April 1998 and April 1999 to the Company for cancellation. On July 10, 2000, the Board of Directors of the Company granted Mr. George options to purchase 600,000 shares of Common Stock at an exercise price equal to $0.39 per share, subject to ratification by the shareholders. See "RATIFICATION OF STOCK OPTION GRANTS," below.

         Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

         The compensation to be paid to the Company's executive officers for the March 31, 2000 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Company's 1997 Stock Option Plan is structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares under the 1997 Stock Option Plan will qualify as "performance-based" compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

         No member of the past Compensation Committee is, or during Fiscal 2000 was, a former officer or employee of the Company or of its subsidiary.

         Compensation Committee during the year ended March 31, 2000: David A. Abel and Juan Ras.

                          COMPARATIVE STOCK PERFORMANCE

         The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq Broad Market Index") and the Nasdaq Non-Financial Stocks Index for the period commencing March 31, 1995 and ending March 31, 2000. The chart sets the value of an investment in Western Water Company Common Stock and the value of each index at 100 on March 31, 1995 and assumes that dividends, if any, were reinvested.

         The stockholder return shown on the following graph is not necessarily indicative of future performance.

                           COMPANY STOCK PERFORMANCE



                               [PERFORMANCE GRAPH]



--------------------------------------------------------------------------------------------------------------
                                      3/31/95      3/31/96      3/31/97      3/31/98      3/31/99      3/31/00
                                      ------------------------------------------------------------------------
Company's Common Stock                 100.00      144.762      108.571       80.000       38.095        9.405
Nasdaq Broad Market Index              100.00      135.795      150.952      228.876      309.218      575.482
Nasdaq Non-Financial Stock Index       100.00      134.920      145.511      218.330      305.055      596.625
--------------------------------------------------------------------------------------------------------------


                       RATIFICATION OF STOCK OPTION GRANTS

         As described in "Report of Compensation Committee on Executive Compensation" above, the Company believes that an important component of its compensation policy is to grant stock options to its executive officers in order to align the interests of the executives with the interest of the stockholders. In order for the stock option grants to provide a valuable incentive to the recipients of the options, the exercise price should be near the public trading price of the Company's stock. Unfortunately, the trading price of the Common Stock has decreased from above $15.00 per share three years ago to below $1.00 during much of this calendar year. Accordingly, many of the options granted to key employees during the past few years no longer provides any incentive to the option holders. For example, in April 1998 Michael Patrick George, the Company's Chief Executive Officer, was granted an option to purchase a 150,000 shares of Common Stock at a price of $10.875 per share, a second option to purchase an additional 250,000 shares at a price of $15.40 per share, and a third option to purchase an additional 250,000 shares at a price of $21.00 per share. Because of the disparity between the exercise price of these options and the trading price of the Common Stock, upon the expiration of his two-year employment agreement with the Company, Mr. George voluntarily surrendered all of his options to the Company for cancellation. In addition, although not required to do so, certain other holders of options have also surrendered their options for cancellation.

         Since the beginning of the current calendar year, a number of officers and employees have left the Company, including the Executive Vice President-Chief Financial Officer and the Executive Vice President-Chief Marketing Officer. In April 2000, the Company announced its plans to restructure its operations, sell some of its assets, and possibly sell the Company. Accordingly, in order to induce the Company's current officers and employees to remain in the employ of the Company, the Board of Directors decided to grant options to the key officers, directors and employees of the Company at a price that would provide an incentive for the optionees to successfully implement the Company's business objectives. Therefore, in July 2000, the Board of Directors granted options to purchase a total of 1,041,000 shares of Common Stock to the following officers, employees, consultants and directors:

--------------------------------------------------------------------------------------------------------------
                                                                               Number of Shares
                         Name and Position                           Underlying the New Grant of Options
--------------------------------------------------------------------------------------------------------------
Michael Patrick George, Chairman, President, Chief Executive                        600,000
Officer and Acting Chief Financial Officer

James E. Sherman, Vice President and Secretary                                      200,000

David A. Abel, Director                                                              40,000

Juan Ras Sirera, Former Director                                                     40,000

Ronald I. Simon, Director                                                            20,000

Other Employees                                                                     141,000

--------------------------------------------------------------------------------------------------------------


         All of the options have an exercise price of $0.39 per share, which price was the average closing price of the Common Stock on the Nasdaq National Market during the 30-day period following the Company's announcement on April 24, 2000 related to the potential restructuring of the Company. The closing trading price of the Common Stock on the date of grant was $0.50 per share. All options vest over a three-year period, commencing with the first anniversary of the grant. The options grants were made subject to the consent of the stockholders of the Company and will not become effective unless and until the stockholders ratify the option grants.

         Although not required to do so under the Company's stock option plan or by any law, as a matter of good corporate practice, the Board of Directors decided to submit the foregoing grant of options to the stockholders for their ratification. Accordingly, the stockholders are being asked to approve the grant of all of the foregoing options or to reject the grant of all of the options. The stockholders may not selectively approve or reject individual grants, but are being asked to approve or reject all of the foregoing option grants. If the stockholders reject the option grants, the entire option grant will automatically be cancelled, and the none of the options will become exercisable by the optionees. In the event that the stockholders fail to ratify the foregoing option grants, the Board of Directors may, thereafter, nevertheless from time to time grant stock purchase options to its officers, directors and employees, including some or all of the persons listed above, if the Board concludes that the option grants are in the best interests of the Company.

         The Board of Directors believes that the above grant of options is in the best interests of the Company and recommends a vote "FOR" the ratification of the foregoing grant of options.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of reports filed with the Commission and submitted to the Company since April 1, 1999 and on representations by certain directors and executive officers of the Company, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of KPMG LLP as the Company's independent auditors for the year ending March 31, 2001, subject to ratification by the stockholders. A representative of KPMG LLP is expected to attend the Company's Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.


        STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than April 15, 2001 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to James E. Sherman, Secretary, Western Water Company, 102 Washington Avenue, Point Richmond, California 94801.


                                  OTHER MATTERS

         If any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters that may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                                        By Order of the Board of Directors


                                        James E. Sherman
                                        Secretary

August 15, 2000

                              WESTERN WATER COMPANY
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael Patrick George and James E. Sherman, and either of them, as proxy holders with power to appoint his/her substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of Common Stock of Western Water Company held of record by the undersigned on August 10, 2000 at the annual meeting of shareholders to be held at 10:00 a.m. on September 12, 2000 or any adjournment thereof.

(1)  Election of directors:

     [ ] FOR Michael Patrick George          [ ] WITHHOLD AUTHORITY to vote for
                                                 Michael Patrick George

(2) To ratify the grant to certain officers, directors, employees and consultants of the Company of options to purchase a total of 1,041,000 shares of the Company's common stock.

     [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(3) Proposal to ratify the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ended March 31, 2001.

     [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(4) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.


--------------------------------------------------------------------------------
Dated:              (Signature)                    (Signature, if held jointly)


         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.


                                        PLEASE PROMPTLY MARK, SIGN, DATE, AND
                                        RETURN THIS PROXY USING THE ENCLOSED
                                        ENVELOPE.